UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 6, 2024

PERASO INC.

(Exact Name of Registrant as Specified in Charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2309 Bering Dr.

San Jose, California 95131

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PRSO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2024, Peraso Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as the sole underwriter (the “Underwriter”), relating to the issuance and sale in a public offering (the “Offering”) of: (i) 480,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) pre-funded warrants to purchase up to 1,424,760 shares of Common Stock, (iii) Series A warrants to purchase up to 3,809,520 shares of Common Stock, (iv) Series B warrants to purchase up to 3,809,520 shares of Common Stock, and (v) up to 285,714 additional shares of Common Stock, Series A warrants to purchase up to 571,428 shares of Common Stock and Series B warrants to purchase up to 571,428 shares of Common Stock that may be purchased pursuant to a 45-day option to purchase additional securities granted to the Underwriter by the Company. The Underwriter partially exercised this option on February 7, 2024 for 82,500 shares of Common Stock, Series A warrants to purchase up to 165,000 shares of Common Stock and Series B warrants to purchase up to 165,000 shares of Common Stock. The combined public offering price of each share of Common Stock, together with the accompanying Series A warrants and Series B warrants, was $2.10, less underwriting discounts and commissions. The combined public offering price of each pre-funded warrant, together with the accompanying Series A warrants and Series B warrants, was $2.099, less underwriting discounts and commissions.

The Offering, including the additional shares of Common Stock, Series A warrants and Series B warrants sold pursuant to the partial exercise of the Underwriter’s option, closed on February 8, 2024.

The net proceeds from the Offering, including the additional shares of Common Stock, Series A warrants and Series B warrants sold pursuant to the partial exercise of the Underwriter’s option, after deducting underwriting discounts and commissions and other estimated Offering expenses payable by the Company and excluding any net proceeds from the exercise of the Series A warrants, Series B warrants and pre-funded warrants, were approximately $3.4 million. The Company intends to use the net proceeds from the Offering to fund operations and for working capital and other general corporate purposes.

The Series A warrants and Series B warrants each have an exercise price of $2.25 per share and are immediately exercisable upon issuance. The Series A warrants expire on the five-year anniversary of the date of issuance and the Series B warrants expire on the six-month anniversary of the date of issuance.  The pre-funded warrants have an exercise price of $0.001 per share, are exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise of the warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and the exercise price. Subject to limited exceptions, a holder may not exercise any portion of its warrants to the extent that the holder would beneficially own more than 4.99% (or, at the election of the holder prior to the date of issuance, 9.99%) of the Company’s outstanding Common Stock after exercise.

There is no trading market available for the warrants on any securities exchange or nationally recognized trading system. The Company does not intend to list the warrants on any securities exchange or nationally recognized trading system.

In connection with the Offering, the Company and Equiniti Trust Company, LLC (“Equiniti”) entered into a Warrant Agency Agreement (“Warrant Agreement”) pursuant to which Equiniti agreed to act as warrant agent with respect to the Series A warrants, the Series B warrants and the pre-funded warrants.

The Underwriting Agreement contains customary representations, warranties, covenants and closing conditions and customary indemnification rights and obligations of the parties. Pursuant to the Underwriting Agreement, the Company has also agreed to be subject to a lock-up period of 90 days following the date of the Underwriting Agreement in respect of certain equity issuances, subject to certain exceptions set forth in the Underwriting Agreement, and a lock-up period of one year following the closing of the Offering with respect to entering or effecting any issuance of the Company’s securities involving a variable rate transaction, as such term is defined in the Underwriting Agreement; provided, however, that the Company is able to, at its sole discretion, after 90 days following the closing of the Offering, enter into or issue shares of Common Stock in an “at-the-market” offering with the Underwriter as sales agent.

In addition, pursuant to the terms of the Underwriting Agreement, the officers and directors of the Company have entered into agreements providing that each such person may not, without the prior written consent of the Underwriter, subject to certain exceptions, offer, issue, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days following the date of the Underwriting Agreement (the “Lock-Up Agreements”).

All securities issued in the Offering (including the shares of Common Stock issuable from time to time upon exercise of the warrants) were offered pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-276247), which became effective on February 6, 2024, including a prospectus contained therein (as amended, the “Registration Statement”).

On February 8, 2024, pursuant to the Underwriting Agreement, the Company issued warrants to the Underwriter to purchase up to 139,108 shares of Common Stock at an exercise price of $2.625, subject to adjustments (the “Underwriter Warrants”). The Underwriter Warrants are exercisable at any time and from time to time, in whole or in part, until February 8, 2029, and have substantially similar terms to the Series A warrants. The Underwriter Warrants and the shares of Common Stock underlying the Underwriter Warrants were registered as a part of the Registration Statement.

Immediately after the Offering, there are outstanding 1,346,334 shares of Common Stock and 95,093 exchangeable shares, which can be converted to Common Stock at any time by their respective holders.

The Underwriting Agreement, form of Series A Warrant, form of Series B Warrant, form of Pre-Funded Warrant, form of Underwriter Warrant, form of Lock-Up Agreement and the Warrant Agreement are filed as Exhibits 1.1, 4.1, 4.2, 4.3, 4.4, 10.1 and 10.2 hereto, respectively, and are incorporated by reference into this Current Report on Form 8-K. The foregoing description of the terms of the Underwriting Agreement, form of Series A Warrant, form of Series B Warrant, form of Pre-Funded Warrant, form of Underwriter Warrant, form of Lock-Up Agreement and the Warrant Agreement are qualified in their entirety by reference to such exhibits.

Item 7.01 Regulation FD Disclosure.

On February 6, 2024, the Company issued a press release announcing the pricing of the Offering, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On February 8, 2024, the Company issued a press release announcing the closing of the Offering and the partial exercise of the Underwriter’s option, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1*	Underwriting Agreement, dated February 6, 2024, by and between the Company and Ladenburg Thalmann & Co. Inc.
4.1	Form of Series A Warrant (incorporated by reference to Exhibit 4.15 to the Company’s Form S-1/A, as filed with the Securities and Exchange Commission on February 5, 2024).
4.2	Form of Series B Warrant (incorporated by reference to Exhibit 4.16 to the Company’s Form S-1/A, as filed with the Securities and Exchange Commission on February 5, 2024).
4.3	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.16 to the Company’s Form S-1, as filed with the Securities and Exchange Commission on January 23, 2024).
4.4	Form of Underwriter Warrant (incorporated by reference to Exhibit 4.17 to the Company’s Form S-1, as filed with the Securities and Exchange Commission on January 23, 2024).
10.1	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.30 to the Company’s Form S-1, as filed with the Securities and Exchange Commission on January 23, 2024).
10.2	Warrant Agency Agreement, dated February 8, 2024, by and between the Company and Equiniti Trust Company, LLC.
99.1	Press Release of Peraso Inc., dated February 6, 2024.
99.2	Press Release of Peraso Inc., dated February 8, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERASO INC.

Date: February 9, 2024	By:	/s/ James Sullivan
James Sullivan Chief Financial Officer

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